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                                                                     Exhibit 4.3

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                          REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                              DELTATHREE.COM, INC.

                                       AND

                            RSL COMMUNICATIONS, LTD.

                         Dated as of September 1, 1999

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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.    Definitions............................................................2

2.    Demand Registrations...................................................4
      2.1.  Demand Rights....................................................4
      2.2.  Provisions Applicable to each Demand Registration................4

3.    Piggyback Registrations................................................6
      3.1.  Participation in Other Registrations.............................6
      3.2.  Withdrawal of Piggyback Registrations............................6
      3.3.  Underwritten Registrations.......................................6
      3.4.  Participation by RSL COM.........................................6

4.    Registration Procedures................................................6

5.    Underwritten Registrations............................................10
      5.1.  Selection of Underwriters.......................................10
      5.2.  Priority in Underwritten Registrations..........................10
      5.3.  Underwriting, Agreement.........................................11
      5.4.  Holdback Agreements.............................................11

6.    Indemnification.......................................................12
      6.1.  Indemnification by the Company..................................12
      6.2.  Indemnification by RSL COM......................................12
      6.3.  Notice of Claims, etc...........................................13
      6.4.  Other Indemnification...........................................13
      6.5.  Payment.........................................................13
      6.6.  Other Remedies..................................................13

7.    Expenses..............................................................14

8.    Rules 144 and 144A....................................................14

9.    Amendments............................................................14

10.   Notices...............................................................14

11.   Remedies..............................................................15

12.   No Inconsistent Agreements............................................15

13.   Assignment............................................................15

14.   Arbitration...........................................................16

15.   Miscellaneous.........................................................17
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      REGISTRATION RIGHTS AGREEMENT, dated as of September 1, 1999, between
DELTATHREE.COM, INC., a Delaware corporation (the "Company"), and RSL COMMUNICATIONS, LTD., a Bermuda company ("RSL COM").

                              W I T N E S S E T H:
                              -------------------

            WHEREAS, the Company and RSL COM wish to agree upon the manner in which the Company shall provide registration rights to its Registrable Shares (as defined below) after consummation of an initial public offering (the "IPO") of shares of the Company's Class A common stock, par value $0.00l, per share (the "Common Stock"), as the same may from time to time be constituted.

            NOW, THEREFORE, the parties agree as follows:

            1. Definitions. As used in this Agreement, the following terms have the following meanings:

            Business Day: each day other than a Saturday, a Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

            Class B Common Stock: shares of the Company's Class B common stock, par value $0.00l, per share, as the same may from time to time be constituted.

            Commission: the Securities and Exchange Commission and any successor federal agency having similar powers.

            Common Stock: as defined in the WHEREAS clause of this Agreement.

            Company: as defined in the introductory paragraph of this Agreement.

            Deferral Period: as defined in Section 2.2(a).

            Delay Notice: as defined in Section 2.2(a).

            Demand Notice: as defined in Section 2.1.

            Demand Registration: as defined in Section 2.1.

            Exchange Act: The Securities Exchange Act of 1934, as amended or any similar replacement federal statute, as at the time in effect, and any reference to a particular section of such Act shall include a reference to the comparable section, if any, of any such similar replacement federal statute.

            IPO: as defined in the WHEREAS clause of this Agreement.

            NASD: National Association of Securities Dealers, Inc.

            NASDAQ: the NASDAQ Stock Market, Inc.


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            Person: an individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

            Piggyback Notice: as defined in Section 3.1.

            Piggyback Registration: a registration of Registrable Shares effected pursuant to Section 3.1.

            Prospectus: the prospectus included in any Registration Statement, including all amendments (including, but not limited to, post-effective amendments) and supplements to such prospectus and all material incorporated by reference in such prospectus.

            Registrable Shares: (a) shares of Common Stock held by RSL COM issuable upon conversion of shares of Class B Common Stock held by RSL COM, and (b) any securities issued or issuable with respect to any shares of Common Stock referred to in the preceding clause (a) upon any conversion or exchange thereof, by way of stock dividend or stock split, in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization or otherwise. Any particular Registrable Shares shall cease to be Registrable Shares when (x) a registration statement with respect to the sale of such Registrable Shares shall have become effective under the Securities Act and such Registrable Shares shall have been disposed of in accordance with such registration statement, (y) such Registrable Shares shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or (z) such Registrable Shares shall have ceased to be outstanding.

            Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2, including, but not limited to, all (a) registration and filing fees, including NASD fees and fees and expenses associated with filings required to be made with any national securities exchange or national computerized market system (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel), (b) fees and expenses of complying with securities or blue sky laws, including reasonable fees and disbursements of counsel effecting blue sky qualifications, (c) word processing, duplicating and printing expenses, messenger and delivery expenses, and (d) fees and disbursements of counsel for the Company, of the Company's independent public accountants (including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance), of underwriters and of any Person, including special experts, retained by the Company in connection with such performance and compliance; but not including any underwriting discounts or commissions attributable to the sale of Registrable Shares.

            Registration Notice: as defined in Section 3.1.

            Registration Statement: a registration statement of the Company covering Registrable Shares pursuant to this Agreement, including the Prospectus, all amendments (including, but not limited to, post-effective amendments) and supplements to such registration statement, all exhibits to such registration statement and all material incorporated by reference in such registration statement.


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            Securities Act: The Securities Act of 1933, as amended or any similar replacement federal statute, as at the time in effect, and any reference to a particular section of such Act shall include a reference to the comparable section, if any, of any such similar replacement federal statute.

            Underwritten Offering: an offering of securities of the Company, in which offering securities are sold to an underwriter for reoffering to the public.

            Underwritten Registration: a registration of securities of the Company in connection with an Underwritten Offering.

            Withdrawal Notice: as defined in Section 2.2(c).

            2. Demand Registrations.

            2.1. Demand Rights. At any time after 180 days after the consummation of the IPO, RSL COM may request that the Company effect the registration under the Securities Act of all or a part of the Registrable Shares by delivering to the Company a written notice requesting such registration and specifying the number of Registrable Shares to be included in such registration and the intended method of disposition thereof (a "Demand Notice"). Subject to
Section 2.2, RSL COM shall be entitled to have three separate registrations of such Registrable Shares effected pursuant to this Section 2.1 (each such registration, a "Demand Registration").

            2.2. Provisions Applicable to each Demand Registration.

            (a) Preparation of Registration. Within ten Business Days after receipt of a Demand Notice, the Company shall commence in accordance with
Section 4 the registration of the Registrable Shares specified in such Demand Notice, provided that the Company may delay filing the related Registration Statement for a reasonable period of time, not to exceed 90 days from the date of receipt of such Demand Notice (the "Deferral Period"), if the Company (i) would be required to disclose in such Registration Statement the existence of any fact relating to a proposed acquisition, financing or other material corporate development, which disclosure (x) would not otherwise be required to be made and (y) would be, in the good faith determination of the board of directors of the Company, materially adverse to the Company, (ii) gives written notice to RSL COM within such ten-Business Day period setting forth, in reasonable detail, the reasons for such delay and certifying as to the determination of the board of directors of the Company referred to in the preceding clause (i) (a "Delay Notice"), and (iii) has not given a Delay Notice within the 180-day period ending on the date of receipt of such Demand Notice.

            (b) Limitation on Demand Rights. Notwithstanding anything to the contrary in this Section 2, the Company shall not be required to effect a Demand
Registration:

            (i) until a period of 180 days shall have elapsed from the effective date of the Registration Statement in connection with the most recent Demand Registration previously effected;


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            (ii)  if the aggregate value (as determined in good faith by the board of directors of the Company) of the Registrable Shares to be included in such Demand Registration is less than $25,000,000, or

            (iii) if the Company has previously effected three Demand
                  Registrations.

            (c) Withdrawal of Demand Notice. RSL COM may withdraw a Demand Notice in the following circumstances by giving the Company written notice of such withdrawal (a "Withdrawal Notice") within the time provided and prior to the effectiveness of the related Registration Statement: (i) the Company has given a Delay Notice and the Withdrawal Notice is given within 30 days after receipt of such Delay Notice; (ii) a Registration Statement has not become effective within 120 days after the date of termination of a Deferral Period with respect to which RSL COM elected not to give a Withdrawal Notice and the Withdrawal Notice pursuant to this clause (ii) is given within three Business Days after the end of such 120-day period; and (iii) a Registration Statement with respect to which there has been no Deferral Period has not become effective within 120 days after the date of receipt of the related Demand Notice and the Withdrawal Notice is given within three Business Days after the end of such 120-day period.

            (d) Effecting Demand Registration. For the purposes of Section 2.2(b)(iii) and the last sentence of Section 2.1, a Demand Registration shall not be deemed to have been effected (i) if (x) a Withdrawal Notice has been given with respect thereto pursuant to Section 2.2(c) and RSL COM does not proceed with such registration, (y) the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied because of an act or omission of the Company and RSL COM does not proceed with such registration, or (z) if more than one-half of the Registrable Shares requested to be included in such registration are not included in such registration pursuant to Section 5, and (ii) in all other cases, unless a Registration Statement covering the Registrable Shares requested to be registered in such registration, subject to reduction in number pursuant to Section 5, has become effective and remained effective for a period of at least 180 days (as such period may be extended pursuant to the last sentence of Section 4) or, if earlier, until all the Registrable Shares covered thereby have been sold.

            (e) Registration Rights Exclusive. The Company will not register any Demand Registration securities for sale for the account of any Person other than RSL COM, except, subject to Section 5.2(a), (i) equity securities of the Company to be sold for the account of the Company, and (ii) with the prior written consent of RSL COM in such Demand Registration, securities of the Company to be sold for the account of any other Person.

            (f) Underwritten Registrations. If requested by RSL COM, the offering of the Registrable Shares to be registered in a Demand Registration shall be in the form of an Underwritten Offering and provisions of Section 5 will apply thereto.

            3. Piggyback Registrations.

            3.1. Participation in Other Registrations. After the consummation of the IPO, any time the Company determines to register any of its equity securities under the Securities Act


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(other than on Form S-8, Form S-4 or any successor forms thereto), it will give prompt written notice to RSL COM of its intention to do so (a "Registration Notice"). Upon receipt of a Registration Notice, RSL COM may request that the Company include in the related registration all or part of the Registrable Shares by delivering to the Company within 15 Business Days after receipt of such Registration Notice a written notice specifying the number of Registrable Shares requested to be included in such registration and the intended method of disposition thereof (a "Piggyback Notice"). The Company will effect in accordance with Section 4 the registration of all Registrable Shares with respect to which the Company has received a Piggyback Notice pursuant to this
Section 3.1 so as to permit the disposition in accordance with the reasonable methods specified in such Piggyback Notice.

            3.2. Withdrawal of Piggyback Registrations.

            (a) By the Company. At any time after giving a Registration Notice and prior to the effective date of the related Registration Statement, if the Company elects not to proceed with such registration, the Company may give written notice of such election to RSL COM and shall have no obligation to register any Registrable Shares in connection with such registration, provided that, (i) if such Registration Notice was given in connection with a Demand Registration, the Company may not elect to not proceed with such registration without the prior written consent of RSL COM in such Demand Registration, and
(ii) in all other cases, such election to not proceed with such registration shall be without prejudice to the rights of RSL COM to request that such registration be effected as a Demand Registration.

            (b) By RSL COM. RSL COM may withdraw a Piggyback Notice from the related Piggyback Registration by giving written notice of such withdrawal to the Company and the managing underwriter or underwriters, if any, on or before the 30th day prior to the planned effective date of the related Registration Statement.

            3.3. Underwritten Registrations. If a Registration Notice is given in connection with an Underwritten Registration, the provisions of Section 5 shall apply to any Piggyback Registration in connection with such registration.

            3.4. Participation by RSL COM. The registration of Registrable Shares pursuant to Section 3.1 shall not constitute a Demand Registration for the purposes of Section 2.2(b)(iii) and the last sentence of Section 2.1.

            4. Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Shares under the Securities Act pursuant to Section 2 or Section 3, the Company will promptly:

            (a) prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Shares and use its best efforts to cause such Registration Statement to become effective;

            (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the


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      Securities Act and the rules and regulations thereunder with respect to the disposition of all Registrable Shares and other securities covered by such Registration Statement until the earlier of (i) such time as all of such - Registrable Shares have been disposed of by RSL COM in accordance with the intended method of disposition set forth in such Registration Statement and (ii) the expiration of 180 days after such Registration Statement becomes effective; and will furnish to RSL COM prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or Prospectus and shall not file any such amendment or supplement to which RSL COM shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

            (c) furnish to RSL COM such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such Registration Statement or Prospectus, and such other documents, as RSL COM may reasonably request;

            (d) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to RSL COM, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for RSL COM may reasonably request within five days of receipt thereof;

            (e) use its best efforts to register or qualify all Registrable Shares and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as RSL COM shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable RSL COM to consummate the disposition in such jurisdictions of the Registrable Shares covered by such Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 4(e) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

            (f) cooperate with RSL COM to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company or similar depository institution, and enable such Registrable Shares to be registered in such names as RSL COM may request at least two Business Days prior to any sale of Registrable Shares;


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            (g) use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable RSL COM to consummate the disposition of such Registrable Shares;

            (h) furnish to RSL COM a signed counterpart, addressed to RSL COM, of (i) an opinion of counsel for the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement) and (ii) a "comfort" letter, dated the effective date of such Registration Statement (and, if such registration includes an Underwritten Offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in Underwritten Offerings of securities;

            (i) immediately notify RSL COM and (if requested by RSL COM) confirm such advice in writing, (i) when or if the Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the existence of any fact which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

            (j) if any fact contemplated by clause (v) of Section 4(i) shall exist, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Shares the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

            (k) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

            (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its shareholders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months,


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      but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

            (m) provide and cause to be maintained transfer agents and registrars for all Registrable Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement and obtain a CUSIP number for such Registrable Shares;

            (n) cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed, on a national exchange selected by the Company, if such listing is then permitted under the rules of such exchange, or, if such listing is not practicable, to cause all such Registrable Shares to be designated as "national market system securities" within the meaning of Rule 11(A)(a)2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Shares and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such securities within the NASD; and

            (o) give RSL COM and its underwriters, if any, and its counsel and its accountants, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and, upon reasonable notice and at reasonable times, such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of RSL COM and such underwriters or RSL COM's counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

            RSL COM agrees to furnish the Company such information regarding RSL COM and the distribution of the Registrable Shares being registered as the Company may from time to time reasonably request in writing, and to notify the Company of any material change therein, and the Company may exclude from registration the Registrable Shares if it fails to furnish such information within a reasonable time after it receives such request.

            RSL COM agrees that, upon receipt of any notice from the Company of the existence of any fact of the kind described in clause (v) of Section 4(i), RSL COM will forthwith discontinue disposition of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until RSL COM's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 4(j), or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, RSL COM will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in RSL COM's possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of Registration


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Statements set forth in Section 4(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (v) of Section 4(i) to and including the date when RSL COM shall have received the copies of the supplemented or amended Prospectus contemplated by Section 4(j) or the Advice.

            5. Underwritten Registrations.

            5.1. Selection of Underwriters. In the case of a Demand Registration in connection with an Underwritten Offering pursuant to Section 2.2(f), the managing underwriter or underwriters that will administer such Underwritten Offering will be selected by RSL COM in such Demand Registration, subject to the approval of the Company, such approval not to be unreasonably withheld. In the case of a Piggyback Registration in connection with an Underwritten Registration, (a) if such Piggyback Registration is in connection with a Demand Registration, the preceding sentence shall apply, and (b) in all other cases, the managing underwriter or underwriters that will administer the related Underwritten Offering will be selected by the Company.

            5.2. Priority in Underwritten Registrations.

            (a) Demand Registrations. In the case of a Demand Registration in connection with an Underwritten Offering, if the managing underwriter or underwriters in such Underwritten Offering determines in good faith that the total number of securities proposed to be included in such Underwritten Offering exceeds the number which can be sold without adversely affecting the offering price, the Company will include in such Demand Registration to the extent of the number of securities which the Company is so advised can be sold in such Underwritten Offering without such adverse effect:

                  first, the Registrable Shares proposed to be sold by RSL COM in such Demand Registration, until all such Registrable Shares are included;

                  second, any securities proposed to be sold by the Company for its own account, until all such securities are included;

                  third, any securities proposed to be sold for the account of any Person, the inclusion of which securities in the Demand Registration has been consented to by RSL COM pursuant to Section 2.2(e)(ii).

            (b) Piggyback Registrations. In the case of a Piggyback Registration in connection with an Underwritten Registration, (a) if such Piggyback Registration is in connection with a Demand Registration, Section 5.2(a) shall apply, and (b) in all other cases, if the managing underwriter or underwriters determine in good faith that the total number of securities proposed to be included in such Underwritten Offering exceeds the number which can be sold without adversely affecting the offering price, the Company will include in such registration to the extent of the number of securities which the Company is so advised can be sold in such Underwritten Offering without such adverse affect:

                  first, any securities proposed to be sold by the Company for its own account, until all such securities are included;


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

                  second, any Registrable Shares with respect to which the
            Company has received from RSL COM a Piggyback Notice pursuant to
            Section 3.1, until all such Registrable Shares are included; and

                  third, any securities of the Company proposed to be sold for the account of any other Person pursuant to an agreement entered into by the Company subsequent to the date hereof.

            5.3. Underwriting, Agreement. If requested by the underwriters for any Underwritten Offering of Registrable Shares in connection with a Demand Registration or a Piggyback Registration, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, but not limited to, indemnities to the effect and to the extent provided in Section 6, provisions for the delivery of officers' certificates, opinions of counsel and accountants' "comfort" letters and hold-back arrangements. RSL COM shall be a party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of RSL COM and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of RSL COM. RSL COM shall not be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable and customary representations, warranties or agreements regarding RSL COM, the Registrable Shares and RSL COM's intended method or methods of disposition and any other representation required by law.

            5.4. Holdback Agreements.

            (a) By RSL COM. In the case of any Demand Registration or Piggyback Registration in connection with an Underwritten Offering, RSL COM agrees, if so required by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of Registrable Shares (other than as part of such Underwritten Offering) or other equity securities of the Company during the seven days prior to the effective date of the related Registration Statement or 180 days after the effective date of such Registration Statement.

            (b) By the Company. In the case of any Demand Registration or Piggyback Registration in connection with an Underwritten Offering, the Company agrees not to effect any public sale or distribution of its equity securities during the seven days prior to the effective date of the related Registration Statement or 180 days after the effective date of such Registration Statement, except pursuant to registrations on Form S-8, Form S-4 or any successor forms thereto.

            6. Indemnification.

            6.1. Indemnification by the Company. In the event of any registration of any Registrable Shares under the Securities Act pursuant to
Section 2 or 3, the Company shall
indemnify and hold harmless RSL COM, its officers, directors and employees and each Person, if any, who controls RSL COM within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary Prospectus or caused by any omission or alleged omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Company by RSL COM expressly for use therein. If the offering pursuant to any Registration Statement provided for herein is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an affiliate of RSL COM) shall affect the obligations of the Company to indemnify RSL COM or any other Person pursuant to the preceding sentence. If the offering pursuant to any Registration Statement provided for under this Agreement is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and the Company agrees to indemnify such underwriters, their officers, directors and employees and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as hereinbefore provided with respect to indemnification of RSL COM.

            6.2. Indemnification by RSL COM. In connection with any Registration Statement in which RSL COM is participating, RSL COM agrees to indemnify and hold harmless the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities, (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary Prospectus or caused by any omission or alleged omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so furnished in writing by RSL COM expressly for use therein.

            6.3. Notice of Claims, etc. Any Person entitled to indemnification under the provisions of this Section 6 shall (a) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any Registration Statement provided for under this Agreement shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect of such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of RSL COM, its officers, directors or any Person, if any, who controls RSL COM as aforesaid, and shall survive the transfer of such shares by RSL COM.

            6.4. Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company to RSL COM, on the one hand, and by RSL COM to the Company, on the other hand, with respect to any required registration or other qualification of such Registrable Shares under any federal or state law or regulation of any governmental authority other than the Securities Act.

            6.5. Payment. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. Any indemnified party receiving indemnification payments will repay the same to the Company in the event it is ultimately determined that such indemnification payments were not permitted by applicable law.

            6.6. Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of Registrable Shares (taking into account the portion of the proceeds of the offering realized by each such party) or (b) if the allocation provided by clause (a) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

            7. Expenses. The Company will pay all Registration Expenses in connection with registrations of Registrable Shares pursuant to Section 2 and
Section 3 whether or not such registration becomes effective.

            8. Rules 144 and 144A. The Company will file the reports required to be filed by it under the Securities Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of RSL COM, make publicly available other information), and will take such further action as RSL COM may reasonably request, all to the extent required from time to time to enable RSL COM to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rule or regulation hereafter adopted by the Commission. Upon the request of RSL COM, the Company will deliver to RSL COM a written statement as to whether it has complied with such requirements.

            9. Amendments. This Agreement may be amended only by the written consent of the parties hereto.

            10. Notices. All notices and other communications given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given
(a) on receipt, if delivered personally, (b) three Business Days after it has been mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) the next Business Day after it has been sent by nationally recognized overnight courier (appropriately marked for overnight delivery); or (d) upon transmission, if it is sent by telecopy (with request for immediate confirmation of receipt in a manner customary for communications of such type):

            (i)   if to the Company, to:

                  deltathree.com, Inc.
                  430 Park Avenue
                  New York, New York  10022
                  Fax:  (212) 588-3674
                  Attention:  Marc Tobin

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York  10022
                  Fax:  (212) 735-2000
                  Attention:  David J. Goldschmidt

            (ii) if to RSL COM, to:

                  c/o RSL Communications, N. America, Inc.
                  767 Fifth Avenue
                  New York, New York  10153
                  Fax:  (212) 317-1940
                  Attention:  Avery S. Fischer

                  with a copy to:

                  Rosenman & Colin LLP
                  575 Madison Avenue
                  New York, New York  10022
                  Fax:  (212) 940-8776
                  Attention:  Robert L. Kohl
or, in each case, at such other address as may be specified in writing (in accordance with the terms of this Section 10).

            11. Remedies. RSL COM in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            12. No Inconsistent Agreements. The Company will not, on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to RSL COM in this Agreement or otherwise conflicts with the provisions hereof. As of the date hereof, (i) no Person has any right to require the Company to register under the Securities Act securities of the Company except pursuant to this Agreement, and
(ii) the rights granted to RSL COM hereunder do not in any way conflict with and are not inconsistent with any other agreements of the Company.

            13. Assignment.

Neither this Agreement nor any other rights, interests or obligations hereunder may be assigned by any of the parties hereto, except in the case of the Company, by operation of law. Each permitted assignee pursuant to this Section 13 shall be deemed to have agreed to be bound by the terms of this Agreement.

            14. Arbitration. (a) All disputes and controversies related to this Agreement shall be fully and finally resolved by binding and non-appealable arbitration, before a single arbitrator selected by the procedure set forth below, held in New York City.

            (b) The single arbitrator (the "Arbitrator") shall be selected from among the New York City members of the New York Regional Panel of Distinguished Neutrals (the "Panel") of the Center for Public Resources ("CPR") by mutual agreement of the disputing parties, or if the disputing parties are unable to agree, by the following means:

                  (i) The disputing parties shall simultaneously exchange lists each containing the names of five members of their choice of the Panel who have indicated a willingness to serve.

                  (ii) If a single name appears on all lists, that individual shall be appointed.

                  (iii) If more than one name appears on all lists, the
            Arbitrator shall be selected from the common names by mutual agreement of the disputing parties or by lot.

                  (iv) If the lists contain no names in common, four names shall be stricken from each disputing party's list by the other disputing parties and the

            Arbitrator shall be selected from the remaining names by mutual agreement of the disputing parties or by lot.

                  (v) If the CPR ceases to have a Panel or it is otherwise
            impossible to select the Arbitrator from the Panel as contemplated by this Agreement, the Arbitrator shall be selected by the President of the CPR in the manner that the President deems closest to satisfying the purposes of this Section, or, if such person is unable to do so, by the President of the Association of the Bar of the City of New York.

            (c) The Arbitrator, after appropriate consultation with the disputing parties, shall (i) determine, in his or her sole discretion, the rules governing the arbitration proceeding, including whether and to what extent the parties shall have any right to pre-hearing discovery or other forms of disclosure, the manner of presentation of arguments and/or evidence before or at any hearing, whether and to what extent formal rules of evidence shall govern the proceeding and the parties' rights following the proceeding, and (ii) be governed in exercising such discretion by the goal of reaching a fair and reasonable decision in an expeditious and efficient manner while endeavoring to streamline the process and avoid undue litigation costs.

            (d) The Arbitrator shall assess the costs of the proceeding (including the prevailing disputing party's reasonable attorney's fees) on any unsuccessful disputing party to the extent the Arbitrator concludes that such disputing party is unsuccessful, unless he or she concludes that matters of equity or important considerations of fairness dictate otherwise.

            (e) The Arbitrator shall be required to state his or her decision in writing and may, but shall not be required to, elaborate on the reasons for such decision.

            (f) All proceedings in connection with any arbitration, including its existence, the content of the proceedings and any decision, shall be kept confidential to the maximum extent possible consistent with the law.

            15. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective of the Company and RSL COM. This Agreement embodies the entire agreement and understanding between the Company and RSL COM and supersedes all prior agreements and understandings relating to the subject matter hereof. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        DELTATHREE.COM, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        RSL COMMUNICATIONS, LTD.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: